Exhibit 10.22

LEASE AMENDMENT NO. 1

This Lease Amendment No. 1 (hereinafter referred to as the “Amendment”) is entered into as of August 1, 1999 (the “Effective Date”) by and between R. G. HARRIS CO. and ELIZABETH G. HARRIS, HENRY K. WORKMAN and DON C. SHERWOOD, TRUSTEES OF THE HARRIS FAMILY REVOCABLE TRUST (collectively “Landlord”), COPPER MOUNTAIN NETWORKS, INC., a California corporation (“Tenant”), and NEUROTHERMIA, INC., a California corporation (“Assignee”), and is made with reference to the following facts:

A. Landlord and Tenant previously executed a written lease (the “Lease”) dated August 12, 1997 of and to those certain premises in San Diego, California, commonly known as and located at 3931 Sorrento Valley Boulevard (the “Premises”).

B. Concurrently herewith Tenant is assigning all of its right, title and interest in the Lease to Assignee, Assignee is assuming all of the duties and obligations of Tenant under the Lease and Landlord is consenting to the assignment. Landlord, Tenant and Assignee wish to amend the Lease in several respects, including, without limitation (i) expanding the use clause, (ii) extending the term of the Lease, (iii) revising the rent payable by Assignee under the Lease, and (iv) affirming, ratifying and confirming the Lease in all other particulars.

NOW, THEREFORE, in consideration of the terms, covenants and conditions of the Lease and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The term of the Lease is hereby extended for an additional two (2) year period from October 31, 2001 to October 31, 2003.

EXHIBIT A

2. The “Use” clause set forth in Section 1.1 of the Lease is hereby deleted and the following is substituted in its place and stead:

“Use: Office, research and development, light assembly, small machine shop that is related to Tenant’s other uses of the Leased Premises, engineering and other related legal uses.”

3. The “Base Monthly Rent” clause set forth in Section 1.1 of the Lease is hereby deleted and the following is substituted in its place and stead:

“Base Monthly Rent: The term “Base Monthly Rent” shall mean the following:

October 1, 1999 - October 31, 1999	21,216.00
November 1, 1999 - October 31, 2000	22,064.64
November 1, 2000 - October 31, 2001	22,947.23
November 1, 2001 - October 31, 2002	26,400.00
November 1, 2002 - October 31, 2003	27,600.00

4. Landlord acknowledges that all existing improvements within the Leased Premises were approved by Landlord pursuant to the provisions of Section 6.1 of the Lease and that the existing improvements will remain as a part of the Leased Premises and will not be removed at the expiration or sooner termination of the Lease. Assignee agrees, at Assignee’s sole cost and expense, to undertake any and all improvements to the bathrooms at the Leased Premises (with the exception of the bathroom improvements in the portion thereof currently subleased) in order to comply with all current ADA requirements, and to construct such improvements promptly upon taking possession of the Leased Premises. The construction of any improvements, alterations or modifications of the Leased Premises by Assignee will only be made in accordance with the provisions of Section 6.1 of the Lease. Landlord may only require the removal of such improvements by Assignee if Assignee is so notified in writing at the time the improvements are consented to in writing by Landlord rather than upon completion of the improvements as provided in Section 2.6 of the Lease.

5. Assignee and Landlord agree that Assignee may use Biostruct and Ninteman Construction and/or J. B. Riha Corp. as contractors for construction of its improvements, alterations or modifications.

6. Landlord, at Landlord’s expense, shall repair the exterior concrete walkways that have been damaged by tree roots and will trim and/or remove any such tree roots, as necessary, and cause such walkways to comply with the regulations and requirements of the Americans With Disabilities Act.

7. Subject to the provisions of the Lease and compliance with all applicable laws, ordinances and governmental regulations, Assignee may install a sign on the building top of the Leased Premises subject to Landlord’s written approval which will not be unreasonably withheld, delayed or conditioned. Any such approved signage shall be removed by Assignee at the expiration or earlier termination of the Lease and Assignee, at Assignee’s expense, shall pay for the cost of repair of all damage resulting from the installation of such signage and the cost of restoring the roof to the condition that it was in prior to the installation of such signage.

8. The letter of credit referred to in Section 3.7 of the Lease shall be cancelled only after the delivery by Assignee to Landlord of an irrevocable standby letter of credit in a form reasonably satisfactory to Landlord from an issuer reasonably satisfactory to Landlord in the initial amount of $100,000 as additional security for the performance by Assignee of its obligations under this Lease. Such letter of credit shall be delivered by Assignee concurrent with the execution of this Amendment. Additionally, Landlord shall deliver to Assignor the original irrevocable standby letter of credit No. SVB97IS0758 dated October 31, 1997 along with an executed letter addressed to Silicon Valley Bank releasing such right. Landlord may draw down funds from the letter of credit as may be necessary to cure any default by Assignee in the payment of any sums or amounts due under the Lease or for any purpose for which the security deposit may be applied pursuant to Section 3.6 of the Lease. Provided Assignee has not been in default of any of its obligations under the Lease, the face amount of such letter of credit may be reduced annually by $25,000 on November 1st of each year commencing November 1, 2000.

9. That certain Standard Industrial Sublease dated December 1, 1997 (the “Sublease”) by and between Tenant, as sublessor, and VidiMedix Corp., a Texas corporation as sublessee, relative to approximately 6,935 rentable square feet of the Leased Premises as more specifically described therein, shall remain in full force and effect and Assignee shall assume all obligations and succeed to all right, title and interest in the Sublease, as successor sublessor.

10. Exhibit “B” of the Lease is deleted in its entirety and Exhibit “B” to this Amendment shall be substituted in its place and stead. The use of such Hazardous Material by Assignee shall be in conformance with all applicable laws and shall be subject to all of the provisions of Article 16 of the Lease.

11. The “Termination Option” referred to in Section 2.3 of the Lease shall be deleted in its entirety.

12. Section 13.8 of the Lease shall be supplemented with the addition of the following address for Assignee for the purposes of receipt of notice regarding the Lease:

Neurothermia, Inc.,

a California corporation

3931 Sorrento Valley Boulevard

San Diego, California 92121

Attn: Vice President Operations

13. Article 15 of the Lease is hereby deleted in its entirety.

14. The effectiveness of this Lease Amendment No. 1 and the Assignment, Assumption and Consent being executed concurrently herewith and the delivery of the related letter of credit by Assignee concurrently herewith is conditioned upon Landlord being able to obtain from all lenders of record a Non-Disturbance Agreement in a form reasonably acceptable to Assignee on or before July 30, 1999. In the event that Landlord is unable to obtain such a Non-Disturbance Agreement in a form reasonably acceptable to Assignee from all lenders of record on or before July 30, 1999, this Lease Amendment No. 1 and the Assignment, Assumption and Consent executed concurrently herewith shall be null and void and of no force or effect and the rights and obligations of the parties shall be determined as if such documents had never been entered into by the parties hereto.

15. All the terms, covenants and conditions of the Lease, except as specifically modified herein, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

TENANT:		LANDLORD:
COPPER MOUNTAIN NETWORKS, INC., a California corporation		R. G. Harris Co., a California corporation

By:		By:
Title:	President	Title:	President

By:
Title:	Secretary	Elizabeth G. Harris, Trustee of Harris Family Revocable Trust

Henry K. Workman, Trustee of the Harris Family Revocable Trust
ASSIGNEE:

NEUROTHERMIA, INC.,
a California corporation		Don C. Sherwood, Trustee of the Harris Family Revocable Trust

By:
Title:	President

By:
Title:	Secretary